UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2)
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

JNL Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[   ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

JNL SERIES TRUST

JNL/Ivy Asset Strategy Fund

1 Corporate Way
Lansing, Michigan 48951

(This page has been intentionally left blank.)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 21, 2016

 NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of shareholders (“Shareholders”) of the JNL/Ivy Asset Strategy Fund, a series of the JNL Series Trust, a Massachusetts business trust (“Trust”), will be held at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951 on March 21, 2016 at 11:00 a.m., Eastern Time, to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or any adjournments thereof:

1.	JNL/Ivy Asset Strategy Fund (“Fund”) only. To approve certain investment strategy changes for the Fund (“Proposal” or “Strategy Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees of the Trust (“Board”) unanimously recommends that Shareholders vote FOR the Strategy Changes.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Only Shareholders of record at the close of business on January 22, 2016, the Record Date for this Meeting, shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. The issuing insurers have fixed the close of business on March 17, 2016, as the last day on which voting instructions will be accepted.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR VOTING INSTRUCTIONS CARD PROMPTLY.

By Order of the Board of Trustees,

January 29, 2016	Mark D. Nerud
Lansing, Michigan	President and Chief Executive Officer

JNL SERIES TRUST:

JNL/Ivy Asset Strategy Fund

1 Corporate Way
Lansing, Michigan 48951

(This page has been intentionally left blank.)

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

March 21, 2016

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Trustees (“Trustees” or “Board”) of JNL Series Trust (“Trust”), a Massachusetts business trust, of proxies to be voted at a Special Meeting (“Meeting”) of Shareholders of JNL/Ivy Asset Strategy Fund (“Fund”), a series of the Trust, to be held on March 21, 2016, at 11:00 a.m. Eastern Time, in the offices of Jackson National Life Insurance Company (“Jackson National”), 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (“Notice”).

The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or adjournments thereof:

1.	JNL/Ivy Asset Strategy Fund (“Fund”) only. To approve certain investment strategy changes for the Fund (“Proposal” or “Strategy Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Notice, this Proxy Statement, and the accompanying voting instructions card were first mailed on or about January 29, 2016.

Additional Information

Additional information regarding the Trust can be found in the Trust’s most recent annual report to Shareholders.

The Trust’s most recent annual and semi-annual reports to Shareholders, which include financial statements of the Trust as of December 31, 2014 (audited) and June 30, 2015 (unaudited), may be obtained without charge, by calling 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or by writing the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

VOTING INSTRUCTIONS

Quorum and Voting

The Agreement and Declaration of Trust for JNL Series Trust, dated June 1, 1994 (“Declaration of Trust”), provides that 30% of the shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, and that 30% of the aggregate number of shares in any Fund that are entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Fund at a Shareholders’ meeting. The presence of Jackson National and/or Jackson National Life Insurance Company of New York (collectively, the “Insurance Company”), through the presence of an authorized representative, constitutes a quorum.

The Declaration of Trust further provides that shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger. At all meetings of Shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A proxy shall be revocable at any time prior to its exercise by a written notice addressed to and received by the Secretary of the Trust. Unless otherwise specified in the proxy, the proxy shall apply to all shares of each Fund owned by the Shareholder.

Required Vote

The Declaration of Trust provides that generally, a simple majority of the votes cast is sufficient to take or authorize action upon any matter which may be presented for a Shareholder vote, and a plurality of the votes is sufficient to elect a Trustee, unless more than a simple majority is required by law or the Declaration of Trust. Where a vote of the “majority of the outstanding voting securities” of a Fund is required to approve a proposal, it shall mean the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The approval of a proposal depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal could have the same practical effect as an instruction to vote against the proposal.

Approval of the Strategy Changes by the Fund will require the affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”), which is the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

If the Strategy Changes are approved by Shareholders of the Fund, they will be implemented on or about April 25, 2016.

Contract Owner Voting Instructions

The Trust is organized as a Massachusetts business trust. Interests in the Fund, a series of the Trust, are represented by shares. Shares of the Fund currently are sold only to separate accounts of Jackson National or Jackson National Life Insurance Company of New York (“Jackson of NY”) to fund the benefits of variable life insurance and variable annuity contracts (“Variable Contracts”) issued by Jackson National or Jackson of NY (the “issuing insurers”), to qualified employee benefit plans of Jackson National or directly to Jackson National, Jackson of NY or to regulated investment companies. Although the issuing insurers legally own all of the shares of the Fund held in their respective separate accounts that relate to Variable Contracts, a portion of the value of your Variable Contract is invested by the relevant issuing insurer, as provided in your Variable Contract, in shares of the Fund.

You have the right under your Variable Contract to instruct the issuing insurer how to vote the shares attributable to your Variable Contract. The issuing insurer will vote all such shares in accordance with the voting instructions timely given by the owners of Variable Contracts (“Contract Owners”) with assets invested in the Fund. Contract Owners at the close of business on January 22, 2016 (the “Record Date”), will be entitled to notice of the Meeting and to instruct the relevant issuing insurer how to vote at the Meeting or any adjourned session. Jackson National and Jackson of NY will vote shares owned by themselves or by the qualified plans in proportion to voting instructions timely given by Contract Owners.

Contract Owners may use the enclosed voting instructions form as a ballot to give their voting instructions for those shares attributable to their Variable Contracts as of the Record Date. When a Contract Owner completes the voting instructions form and sends it to the appropriate issuing insurer, that issuing insurer will vote the shares attributable to the Variable Contract of the Contract Owner in accordance with the Contract Owner’s instructions. If a Contract Owner merely signs and returns the form, the issuing insurer will vote those shares in favor of the Proposal. If the Contract Owner does not return the form, the issuing insurer will vote those shares in the same proportion as shares for which instructions were received from other Contract Owners. The issuing insurers have fixed the close of business on March 17, 2016, as the last day on which voting instructions will be accepted.

Adjournments

Any authorized voting instructions will be valid for any adjournment of the Meeting. If the management of the Trust receives an insufficient number of votes to approve the Proposal, the Meeting may be adjourned to permit the solicitation of additional votes. Those persons named as proxies in the voting instructions have the discretion to vote for any such adjournment. The approval of the Proposal depends upon whether a sufficient number of votes are cast for the Proposal. Accordingly, an instruction to abstain from voting on the Proposal has the same practical effect as an instruction to vote against the Proposal.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

Revocation of Voting Instructions

Any person giving voting instructions may revoke them at any time prior to exercising them by submitting to the Secretary of the Trust a superseding voting instruction form or written notice of revocation. Voting instructions can be revoked until the Meeting date. Only the Contract Owner executing the voting instructions can revoke them. The issuing insurers will vote the shares of the Fund in accordance with all properly executed and unrevoked voting instructions.

SUMMARY OF THE PROPOSAL

PROPOSAL: TO APPROVE CERTAIN INVESTMENT STRATEGY CHANGES TO THE JNL/IVY ASSET STRATEGY FUND

Introduction

This proxy statement is being furnished to Shareholders of the Fund, a series of the Trust. This proxy statement relates to certain investment strategy changes that would change the Fund into a multi-manager structure focusing on both equity and fixed income securities (the “Strategy Changes”). The Trust is providing this proxy statement to Shareholders investing in the Fund as of January 22, 2016, the Record Date.

At the meeting of the Board held on December 8-9, 2015, Jackson National Asset Management, LLC (“JNAM” or “Adviser”), whose address is 225 W. Wacker Drive, Chicago, Illinois 60606, recommended and the Board approved the Strategy Changes. The Board, including all Trustees who are not “interested persons” of the Trust (as defined by the 1940 Act) (“Independent Trustees”), approved the Record Date as of the close of business on January 22, 2016, for determination of Shareholders entitled to receive the proxy statement regarding the Strategy Changes for the Fund, and for Shareholders to vote on the Strategy Changes. The Strategy Changes are further described below under “Information Concerning the Investment Strategy Changes for the JNL/Ivy Asset Strategy Fund.”

Also at the meeting of the Board held on December 8-9, 2015, the Board, including the Independent Trustees, of the Fund unanimously voted to add First Pacific Advisors, LLC (“FPA”) and DoubleLine Capital LP (“DoubleLine”) as sub-advisers for the Fund in addition to Ivy Investment Management Company, the current sub-adviser for the Fund. The Board also unanimously approved new investment sub-advisory agreements between JNAM and FPA appointing FPA as a sub-adviser for the Fund, and between JNAM and DoubleLine appointing DoubleLine as a sub-adviser for the Fund. In addition, the Board unanimously approved a change in the Fund’s name to JNL/FPA + DoubleLine Flexible Allocation Fund. These changes are effective as of April 25, 2016 and are contingent upon Shareholder approval of the Strategy Changes.

The Trust, a Massachusetts business trust, is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The Trust currently offers shares in 99 funds.

As Adviser to the Trust, JNAM selects, contracts with, compensates, and monitors sub-advisers (“Sub-Advisers”) to manage the investment and reinvestment of the assets of each of the funds, including the Fund. In addition, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of each series of the Trust, and reviews the performance of the Sub-Advisers and reports on such performance to the Board. JNAM manages certain funds’ assets on a day-to-day basis, and is responsible for the allocations of some of the series of the Trust.

JNAM is the investment adviser to the Trust and provides the Trust with professional investment supervision and management. JNAM is a wholly owned subsidiary of Jackson National, which is in turn a wholly owned subsidiary of Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.   JNAM also serves as the Fund’s Administrator. Jackson National Life Distributors LLC (“JNLD”), whose address is 7601 Technology Way, Denver, Colorado 80237, is the principal underwriter of the shares of the Fund. JNLD is a wholly-owned subsidiary of Jackson National.

Information Concerning the Investment Strategy Changes for the JNL/Ivy Asset Strategy Fund

JNAM is recommending certain investment strategy changes for the Fund, which is currently sub-advised only by Ivy Investment Management Company (“Ivy”). The Strategy Changes are being proposed to convert the Fund from a single manager Fund with Ivy acting as the sole sub-adviser to a multi-manager structure with the addition of FPA and DoubleLine as sub-advisers for the Fund. Both FPA and DoubleLine will be responsible for managing a portion of the Fund’s assets. In acting as a sub-adviser for the Fund, FPA will seek to pursue a contrarian value strategy that seeks to identify absolute value opportunities across the capital structure, and in a variety of market capitalizations, geographies and sectors with the long-term objective of achieving equity rates of return with less risk than the market (the “FPA Strategy”). Alternatively, DoubleLine intends, under normal circumstances, and to the extent use of the FPA Strategy leaves a substantial portion of the Fund’s assets available for other investment by the Fund, to invest all or a portion of the Fund’s assets in a portfolio of debt instruments to seek to provide additional long-term total return. DoubleLine may also choose to invest all or a portion of the Fund’s assets in debt instruments or one or more fixed income funds managed by DoubleLine. Lastly, Ivy will continue to serve as the sub-adviser only with respect to certain private investments held by the Fund.

All mutual funds are required to adopt fundamental policies with respect to a limited number of matters. Fundamental investment restrictions or policies cannot be changed, as a matter of law, without shareholder approval. There are no changes to the fundamental policies being proposed. Additionally, there will be no change to the investment objective or total expenses for the Fund. There will, however, be changes to the sub-advisers, portfolio managers, principal investment strategies and the principal risks of the Fund. The Board approved certain changes to the principal risks of the Fund to add equity securities risk, extension risk, fixed income risk and short sales risk. The Board has also approved the following investment strategy changes for the Fund which are reflected in italics as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by allocating among strategies managed by unaffiliated investment managers (“Sub-Advisers”). Each of the Sub-Advisers generally provides day-to-day management for a portion of the Fund’s assets.~~The Fund seeks to achieve its objective by allocating its assets primarily among stocks, bonds (including high-yield or “junk bonds”), and short-term instruments of issuers in markets located around the globe, including those in emerging markets, as well as investments in derivative instruments, precious metals and investments with exposure to various foreign currencies.~~

~~The Sub-Adviser may allocate the Fund’s investments among these different types of securities in different proportions at different times, including up to 100% in stocks, bonds, or short-term instruments, respectively. The Sub-Adviser may exercise a flexible strategy in the selection of securities, and the Fund is not required to allocate its investments among stocks and bonds in any fixed proportion, nor is it limited by investment style or by the issuer’s location, size, market capitalization, or industry sector. The Fund may have none, some or all of its assets invested in each asset class in relative proportions that change over time based upon market and economic conditions. Subject to diversification limits, the Fund also may invest up to 25% of its total assets in precious metals. The Fund may invest up to 100% of its total assets in foreign securities.~~

Each Sub-Adviser uses different investment strategies in managing Fund assets, acts independently from the other Sub-Adviser, and uses its own methodology for selecting investments.

Below are the principal investment strategies for the Fund. The Sub-Advisers may implement other investment strategies in keeping with the Fund’s objective.

First Pacific Advisors, LLC (“FPA”)

FPA pursues a contrarian value strategy that seeks to identify absolute value opportunities across the capital structure, and in a variety of market capitalizations, geographies and sectors with the long-term objective of achieving equity rates of return with less risk than the market. Being contrarian in nature means the management team focuses on out-of-favor securities, does not pay close attention to benchmark weightings and is willing to hold meaningful amounts of cash for prolonged periods if opportunities for investment do not present themselves. FPA defines “value” as companies whose equity securities are trading at a substantial discount to private market value. Investments typically include common and preferred stock, convertible securities, corporate, high yield, and government debt, generally with market capitalization greater than $10 billion at time of purchase. In addition, FPA employs a short selling strategy for a portion of the Fund.

DoubleLine Capital LP (“DoubleLine”)

Under normal circumstances, and to the extent use of the FPA strategy leaves a portion of the Fund’s assets available for other investment by the Fund, DoubleLine intends to invest those assets in a portfolio of debt instruments to seek to provide additional long-term total return. Alternatively, DoubleLine may choose to invest all or a portion of the Fund’s assets in debt instruments or one or more fixed income funds managed by DoubleLine. DoubleLine pursues a “Short-Intermediate Plus” fixed income strategy, comprised primarily of investment-grade bonds with a duration range of 1 to 4 years. Sector exposure is expected to be diversified, with a bias to securitized securities and a minimum of 25% in agency mortgages, a maximum of 20% in non-agency residential mortgage-backed securities and commercial mortgage-backed securities, and a maximum of 33 1/3% in below investment-grade securities. By maintaining a relatively low duration, DoubleLine expects the portfolio’s interest-rate sensitivity to be decreased, while active management across fixed income sectors can act to potentially lower credit and interest-rate risk. Because bonds have typically produced positive returns during periods of equity market stress, the underlying bond portfolio should help reduce overall risk during periods of market decline.

Generally, the Fund may invest in futures contracts, futures-related instruments and equity swaps, including, but not limited to, global developed and emerging market equity index futures, swaps on equity index futures and equity swaps, global developed and emerging market currency forwards, global developed fixed income futures, bond futures and swaps on bond futures and may also invest in commodity futures and swaps on commodity futures (collectively, “Instruments”). The Fund will seek to gain exposure to commodity futures and swaps on commodity futures primarily by investing in JNL/FPA + DoubleLine Flexible Allocation~~Ivy Asset Strategy~~ Fund Ltd. (“Subsidiary”), which invests primarily in precious metals and those futures and swaps (as described more fully below).These Instruments may be used for investment or speculative purposes, hedging or as a substitute for investing in conventional securities.

The Fund may invest up to 25% of the value of its total assets in the Subsidiary. The Subsidiary is a wholly owned and controlled subsidiary of the Fund, organized under the laws of the Cayman Islands as an exempted company. Generally, the Subsidiary invests primarily in precious metals, commodity futures and swaps on commodity futures, but it may also invest in financial futures, option and swap contracts, fixed income securities, pooled investment vehicles, including those that are not registered pursuant to the 1940 Act, and other investments intended to serve as margin or collateral for the Subsidiary’s derivative positions. The Fund invests in the Subsidiary in order to gain exposure to the commodities markets within the limitations of the federal tax law, rules and regulations that apply to regulated investment companies (“RICs”). The Subsidiary is subject to the same general investment policies and restrictions as the Fund, except that, unlike the Fund, the Subsidiary is able to invest without limitation in precious metals and commodity-related investments subject to the same 1940 Act asset coverage requirements that are applicable to the Fund. Unlike the Fund, the Subsidiary will not seek to qualify as a RIC under Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (“Code”). The Fund is the sole shareholder of the Subsidiary and does not expect shares of the Subsidiary to be offered or sold to other investors. The Subsidiary is advised by Jackson National Asset Management, LLC (“JNAM” or “Adviser”) and has the same money managers as the Fund. The Trust’s President and Vice President, who are the President and Chief Operating Officer, respectively, of JNAM, serve as directors of the Subsidiary. The Subsidiary has entered into a separate investment advisory agreement with JNAM for the management of the Subsidiary’s portfolio pursuant to which JNAM has agreed to receive an advisory fee for services to the Subsidiary calculated in the same manner as the advisory fee the Fund pays. See section entitled “Management Fee” in the Prospectus.

JNAM believes that the Strategy Changes reflected above are in the best interest of the Fund and its Shareholders because the Fund will benefit from the input of several managers and can diversify its focus by investing in both equity and fixed income securities. The Board has approved the changes in the principal investment strategies for the Fund. If the Proposal is approved by the Fund’s Shareholders, the Strategy Changes will be effective April 25, 2016.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL.

INFORMATION REGARDING THE NEW SUB-ADVISERS FOR THE FUND

This Proxy Statement also serves as an Information Statement and is being furnished to Shareholders of the Fund in lieu of a proxy statement pursuant to the terms of an exemptive order (“Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing sub-advisers that are not affiliates of the Adviser (other than by reason of serving as a sub-adviser to a Fund) without approval by the shareholders of the relevant Fund. The Trust, therefore, is able to change sub-advisers from time to time without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in sub-advisers, pursuant to the Order. A copy of the new FPA Sub-Advisory Agreement is attached to this Proxy Statement as Appendix A, and a copy of the new DoubleLine Sub-Advisory Agreement is attached to this Proxy Statement as Appendix B.

Appointment of FPA and DoubleLine as New Sub-Advisers for the Fund

On December 8-9, 2015, the Board, including all of the Independent Trustees, considered information relating to a sub-advisory agreement between JNAM and FPA (the “FPA Sub-Advisory Agreement”), and a sub-advisory agreement between JNAM and DoubleLine (the “DoubleLine Sub-Advisory Agreement,” together with the FPA Sub-Advisory Agreement, the “Sub-Advisory Agreements”) with respect to the Fund. In advance of the meetings, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Sub-Advisory Agreements. The Board received, and had the opportunity to review, this and other materials, ask questions and request further information in connection with its considerations. At the conclusion of the Board’s discussions, the Board approved the Sub-Advisory Agreements both through September 30, 2017. The information in this summary outlines the Board’s considerations associated with its approval of the Sub-Advisory Agreements.

In reviewing the Sub-Advisory Agreements and considering the information, the Board was advised by outside independent legal counsel. The Board considered the factors it deemed relevant, including: (1) the nature, quality and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (5) other benefits that may accrue to FPA and/or DoubleLine through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment did not identify any single factor that alone was responsible for the Board’s decision to approve the Sub-Advisory Agreements.

Before approving the Sub-Advisory Agreements, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM, FPA and DoubleLine, and to consider the terms of each Sub-Advisory Agreement. Based on its evaluation of those materials, the Board, including the interested and Independent Trustees, concluded that each Sub-Advisory Agreement is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality and Extent of Services

The Board examined the nature, quality and extent of the services to be provided by both FPA and DoubleLine.

For the Fund, the Board considered the investment sub-advisory services to be provided by both FPA and DoubleLine. The Board noted JNAM’s evaluation of both FPA and DoubleLine, as well as JNAM’s recommendations, based on its review of FPA and DoubleLine, to approve the Sub-Advisory Agreements.

The Board reviewed the qualifications, backgrounds and responsibilities of both FPA’s and DoubleLine’s portfolio managers who would be responsible for the day-to-day management of their sleeve of the Fund. The Board reviewed information pertaining to both FPA’s and DoubleLine’s organizational structure, senior management, financial stability, investment operations, and other relevant information pertaining to FPA and DoubleLine. The Board considered compliance reports about FPA and DoubleLine from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent and quality of the services to be provided by both FPA and DoubleLine under the Sub-Advisory Agreements.

Performance

The Board reviewed the performance of FPA’s investment mandate with similar investment strategies to that of the portion or sleeve of the Fund that FPA is expected to manage. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the FPA Sub-Advisory Agreement.

Costs of Services

The Board reviewed the fees to be paid to both FPA and DoubleLine. For the Fund, the Board reviewed fee and expense information as compared to that of comparable funds managed by other advisers, as well as fees charged by FPA and DoubleLine to similar clients, if any. The Board also noted that JNAM does not manage any institutional accounts with which the Fund’s fees could be compared. While the Board considered the Fund’s sub-advisory fee and compared it to the average sub-advisory fees for other funds similar in size, character and investment strategy (the “peer group”), the Board noted that the Fund’s sub-advisory fee would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the Fund’s proposed sub-advisory fee is higher than the peer group average, but the Board concluded that the sub-advisory fee is in the best interests of the Fund and its shareholders in light of the services to be provided.

Economies of Scale

The Board considered whether the Fund’s advisory fee reflects the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM, FPA and DoubleLine, the Board noted that the fee arrangement for the Fund contains breakpoints that decrease the fee rate as assets increase.

Other Benefits to JNAM, FPA and DoubleLine

In evaluating the benefits that may accrue to FPA and DoubleLine through their relationship with the Fund, the Board noted that FPA and/or DoubleLine may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust or other clients of each Sub-Adviser as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be fair, reasonable and in the best interests of the Fund and its shareholders to approve the FPA Sub-Advisory Agreement and the DoubleLine Sub-Advisory Agreement.

Investment Sub-Advisory Agreements

Both the FPA Sub-Advisory Agreement and the DoubleLine Sub-Advisory Agreement provide that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance, at least annually. The Sub-Advisory Agreements may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Trust or Adviser, or on sixty days’ written notice by the Sub-Adviser. The Sub-Advisory Agreements also terminate automatically in the event of their assignment.

The Sub-Advisory Agreements generally provide that each Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM or the Funds or their directors, officers, employees, agents or affiliates for any act, omission, error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of each Sub-Adviser’s duties under the Sub-Advisory Agreements or their failure to perform due to events beyond its reasonable control, except for a loss resulting from willful malfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Sub-Advisory Agreements. There are no material differences between the Investment Sub-Advisory Agreements of Ivy, FPA and DoubleLine.

The addition of FPA and DoubleLine as Sub-Advisers for the Fund will not increase the management fees to be paid by the Fund. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Ivy Asset Strategy Fund
Advisory Rates Before the Change in Sub-Adviser
Net Assets	Rate
$0 to $500 million	.90%
$500 million to $1.5 billion	.85%
$1.5 billion to $3 billion	.825%
Over $3 billion	.75%

After the change, the Fund will pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/FPA + DoubleLine Flexible Allocation Fund
Advisory Rates After the Change in Sub-Adviser
Net Assets	Rate
$0 to $500 million	.90%
$500 million to $1.5 billion	.85%
$1.5 billion to $3 billion	.825%
Over $3 billion	.75%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the FPA Sub-Advisory Agreement and the DoubleLine Sub-Advisory Agreement, the sub-advisory fee schedules are different from the sub-advisory fee schedule used to compensate Ivy. Ivy is currently paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule.

Aggregate Fees Paid to Sub-Adviser
Fund	Sub-Adviser	Dollar Amount	As a percentage of Average Daily Net Assets as of December 31, 2015
JNL/Ivy Asset Strategy Fund	Ivy	$______	___%

Under the FPA Sub-Advisory Agreement and the DoubleLine Sub-Advisory Agreement, both FPA and DoubleLine will be paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

Fund	Sub-Adviser	Aggregate Fees Paid to Sub-Adviser
		Dollar Amount	As a percentage of Average Daily Net Assets as of December 31, 2015
JNL/FPA + DoubleLine Flexible Allocation Fund	FPA	$______	___%

	DoubleLine	$______	___%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2015. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the addition of FPA and DoubleLine as sub-advisers occurred during the applicable period.

Fund Name	Actual Fees
JNL/Ivy Asset Strategy Fund	$______

For the year ended December 31, 2015, JNAM paid Ivy $__________ in sub-advisory fees for its services to the Fund. The pro forma sub-advisory fees paid to FPA would have been $__________, assuming the FPA Sub-Advisory Agreement was in place for the applicable period. Additionally, the pro forma sub-advisory fees paid to DoubleLine would have been $__________, assuming the DoubleLine Sub-Advisory Agreement was in place for the applicable period.

Description of FPA

FPA is located at 11601 Wilshire Boulevard, Suite 1200, Los Angeles, California 90025. FPA is independently owned with 31 investment professional and 77 employees in total. As of December 31, 2015, FPA had approximately $_______ in assets under management across five equity global strategies and one fixed income strategy. FPA’s equity and fixed income styles are linked by a common fundamental value orientation. FPA’s goal is to provide a consistent, risk-averse and disciplined approach to long-term investing in individual securities with the objective of achieving superior total returns for client portfolios.

Executive/Principal Officers, Directors, and General Partners of FPA:

Names	Principal Address	Title
AHITOV, ARIK, A.	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Managing Partner
ATWOOD, JAMES, RICHARD	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Managing Partner
RODRIGUEZ, ROBERT, LOUIS	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Managing Partner
ROMICK, STEVEN, TODD	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Managing Partner
ATTEBERRY, THOMAS, HUNTER	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner
BRYAN, DENNIS, MICHAEL	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner
HANCOCK, J., MARK	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner
LANDECKER, MARK	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner
MIZRAHI, NICO, Y.	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner
SELMO, BRIAN, ANTHONY	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Partner

Names	Principal Address	Title
WEINER, LEORA, REBECCA	11601 Wilshire Blvd., Suite 1200 Los Angeles, CA 90025	Managing Director, General Counsel & Chief Compliance Officer

FPA is an independently owned investment management firm. Robert L. Rodriguez, Steven T. Romick, and Brian A. Selmo are 10% or greater shareholders.

As the Sub-Adviser to the Fund, FPA will provide the Fund with investment research, advice and supervision, and manage its respective portion of the Fund’s portfolio consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Fund’s Prospectus dated April 25, 2016. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus dated April 25, 2016, under the heading “Principal Risks of Investing in the Fund.”

As of January 22, 2016, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of FPA, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in FPA or any other entity controlling, controlled by or under common control with FPA. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2015, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which FPA, any parent or subsidiary of FPA, or any subsidiary of the parent of such entities was or is to be a party.

Description of DoubleLine

DoubleLine is located at 333 South Grand Avenue, Suite 1800, Los Angeles, California 90071. DoubleLine is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. DoubleLine is an independent, employee-owned money management firm, founded in 2009. It provides investment management and sub-advisory services to public as well as various institutional and sub-advised accounts. As of December 31, 2015, DoubleLine had approximately $85 billion in assets under management.

Executive/Principal Officers, Directors, and General Partners of DoubleLine:

Names	Principal Address	Title
GUNDLACH, JEFFREY E.	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Chief Executive Officer; Chief Investment Officer; Director; Limited Partner; Executive Committee Member
BARACH, PHILIP, ALAN	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	President; Limited Partner; Executive Committee Member
DOUBLELINE CAPITAL GP LLC	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	General Partner
LUCIDO, LOUIS, CHARLES	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Chief Operating Officer; Limited Partner; Executive Committee Member
GALLIGAN, JOSEPH, JOHN	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Executive Vice President; Limited Partner; Executive Committee Member
OAKTREE FUND GP II, L.P.	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Limited Partner
KIRK, KEITH, THOMAS	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Deputy General Counsel/Chief Compliance Officer; Limited Partner; Executive Committee Member
CHASE, HENRY, VANN	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Chief Financial Officer; Limited Partner; Executive Committee Member
LARISCY, EARL, A.	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	General Counsel; Limited Partner; Executive Committee Member
REDELL, RONALD, ROBERT	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Executive Committee Member; Limited Partner
SANTA ANA III, CRIS	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Chief Risk Officer; Limited Partner; Executive Committee Member

Names	Principal Address	Title
SOSA, IGNACIO, ELPIDIO	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Executive Committee Member; Director Product Solutions Group
VAN EVERY, BARBARA	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Executive Committee Member; Limited Partner; Director Investor Services
MOORE, CASEY	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Chief Technology Officer; Limited Partner; Executive Committee Member
STALLINGS, R. BRENDT	333 South Grand Ave., Suite 1800 Los Angeles, CA 90071	Executive Committee Member

DoubleLine is a limited partnership with Oaktree Fund GP II, L.P., Jeffrey E. Gundlach, and Philip A. Barach as 10% or more shareholders.

As the Sub-Adviser to the Fund, DoubleLine will provide the Fund with investment research, advice and supervision, and manage its respective portion of the Fund’s portfolio consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Fund’s Prospectus which is expected to be dated April 25, 2016. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus dated April 25, 2016, under the heading “Principal Risks of Investing in the Fund.”

As of January 22, 2016, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of DoubleLine, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in DoubleLine or any other entity controlling, controlled by or under common control with DoubleLine. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2015, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which DoubleLine, any parent or subsidiary of DoubleLine, or any subsidiary of the parent of such entities was or is to be a party.

JNL/FPA + DoubleLine Flexible Allocation Fund

The JNL/FPA + DoubleLine Flexible Allocation Fund will be managed by three separate sub-advisers focusing on their respective sleeves. The individual members of the team who will be primarily responsible for the day-to-day management of the JNL/FPA + DoubleLine Flexible Allocation Fund’s portfolio, in addition to the currently named portfolio managers from Ivy, are as follows:

Jeffrey Gundlach, Founder, Chief Executive Officer and Chief Investment Officer of DoubleLine

Jeffrey E. Gundlach is the founder, Chief Executive Officer, and Chief Investment Officer of DoubleLine. Mr. Gundlach has been Chief Executive Officer and Chief Investment Officer of DoubleLine since its inception in December 2009. Mr. Gundlach has a B.A. in Mathematics and Philosophy from Dartmouth College.

Steven Romick, CFA, Managing Partner of FPA

Steven Romick, CFA, Managing Partner, joined FPA in 1996. He serves as Portfolio Manager of the FPA Contrarian Value Strategy, including the FPA Crescent Fund. He is also the Portfolio Manager for the FPA Hawkeye Strategy, Co-Portfolio Manager for the FPA Multi-Advisor Strategy and Portfolio Manager for Source Capital, Inc. Prior to joining FPA, Mr. Romick was Chairman of Crescent Management and a consulting security analyst for Kaplan, Nathan & Co. Mr. Romick earned a Bachelor’s degree in Education from Northwestern University.

Mark Landecker, CFA, Partner of FPA

Mark Landecker, CFA, Partner, joined FPA in 2009. He serves as Portfolio Manager for the FPA Crescent Fund. He also serves as Portfolio Manager for the FPA Select Fund, FPA Global Opportunity Fund, and serves as Portfolio Manager for Source Capital, Inc. Prior to joining FPA, Mr. Landecker served as Portfolio Manager at both Kinney Asset Management and Arrow Investments, Inc., and as associate at TD Capital and PricewaterhouseCoopers. Mr. Landecker earned a BBA (with honors) from the Schulich School of Business, York University, Toronto, Canada.

Brian A. Selmo, CFA, Partner of FPA

Brian A. Selmo, CFA, Partner, joined FPA in 2008. He serves as Portfolio Manager and Director of Research for the FPA Contrarian Value Strategy, including FPA Crescent Fund. He is also the Portfolio Manager for the FPA Select Fund, FPA Value Partners Fund, and Portfolio Manager for Source Capital, Inc. Prior to joining FPA, Mr. Selmo was founder and managing member of Eagle Lake Capital, LLC, and Portfolio Manager of its predecessor. Previously, Mr. Selmo was an analyst at Third Avenue Management and Rothschild, Inc. Mr. Selmo earned a Bachelor’s degree in Economics (with honors) from The Johns Hopkins University, where he graduated Phi Beta Kappa.

Other Investment Companies Advised by FPA

The following table sets forth the size, rate of compensation, and any rate deductions for another fund advised by FPA having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of 11/30/2015	Rate of Compensation	Advisory Fee Rate (Gross) as of the fund’s semi- annual report dated 6/30/15	Advisory Fee Rate (Net)
1	$655,110,541.20	0.725% for the first $100 million of total net assets 0.700% for the next $100 million of total net assets 0.675% for any total net assets in excess of $200 million	0.68% blended advisory fee rate	N/A

Other Investment Companies Advised by DoubleLine

There are no other funds advised by DoubleLine having similar investment objectives and policies as those of the Fund.

Fund Transactions and Brokerage for the Trust

During the period ended December 31, 2015, the JNL/Ivy Asset Strategy Fund paid [     ]% in commissions to affiliated broker-dealer [     ].

During the period ended December 31, 2015, the JNL/Ivy Asset Strategy Fund paid $[     ] in administration fees and $[     ] in 12b-1 fees to the Adviser and/or its affiliated persons. The Board approved an amendment to the investment advisory contract and these services will continue.

OUTSTANDING SHARES

The Trustees have fixed the close of business on January 22, 2016, as the Record Date for the determination of the Shareholders entitled to vote at the Meeting. Shareholders on the Record Date will be entitled to one vote for each full share held and to a proportionate fractional vote for each fractional share. As of the Record Date, there were issued and outstanding the following number of Fund shares:

Fund	Shares Outstanding
JNL/Ivy Asset Strategy Fund – Class A	[ ]
JNL/Ivy Asset Strategy Fund – Class B	[ ]

As of January 22, 2016, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because shares in the Trust are sold only to Jackson National, Jackson of NY, certain Funds of the Trust and certain investment companies managed by affiliates of the Adviser organized as Fund of Funds, and to certain qualified and unqualified retirement plans, Jackson National, through its separate accounts which hold shares in the Trust as funding vehicles for variable insurance contracts and certain retirement plans, is the owner of record of substantially all of the shares of the Trust. In addition, Jackson National, through its general account, is the beneficial owner of shares in certain of the Funds, in some cases representing the initial capital contributed at the inception of a fund, and in other cases representing investments made for other corporate purposes. As may be required by applicable law and interpretations of the staff of the SEC, Jackson National and Jackson of NY will solicit voting instructions from owners of variable insurance contracts regarding matters submitted to Shareholder vote, and will vote the shares held by its separate accounts in accordance with the voting instructions received from variable contract owners to whose contracts such shares are attributable. This is sometimes referred to as “pass through” voting. Further, those shares which are owned by Jackson National through its general account, and shares held in the separate accounts for which no voting instructions are received from contract owners, also will be voted in the same proportions as those shares for which voting instructions are received from variable contract owners. This is sometimes referred to as “echo” voting.

As of the Record Date, January 22, 2016, no person owned 5% or more of the shares of the Fund either beneficially or of record.

Contract Owners may be deemed to have an indirect beneficial interest in the Fund shares owned by the separate accounts. As noted above, Contract Owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts. As of January 22, 2016, no persons may be deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

CONTINGENCY PLAN

If the Proposal is not approved by Shareholders of the Fund, the investment strategies for the Fund will not change as described under the “Summary of the Proposal” section. In that case, the Board will consider what, if any, course of action should be taken. While the Board has made no determination regarding this contingency, it is possible that the Board would determine to re-solicit the Shareholders of the Fund to approve the Strategy Changes.

OTHER BUSINESS

The Trustees do not intend to present and do not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

The Trust does not hold regular meetings of Shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of Shareholders should send their written proposals to the Secretary of the Trust at the address set forth on the first page of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of Shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent meeting of Shareholders will vote in their discretion with respect to proposals submitted on an untimely basis.

SOLICITATION OF PROXIES AND CONTRACT OWNER VOTING INSTRUCTIONS

In addition to the mailing of these proxy materials, voting instructions may be solicited by letter, facsimile, telephone or personal contact by officers or employees of the Trust, JNAM or Jackson National.

JNAM, as the Trust’s Administrator, has retained the services of Computershare Fund Services (“Computershare”), 280 Oser Avenue, Hauppauge, New York 11788, to assist in the solicitation of voting instructions. The anticipated cost of the services to be provided by Computershare in connection with this proxy solicitation is approximately $[     ].

The costs of the printing and mailing of the Notice, this Proxy Statement, and the accompanying voting instruction card, and the solicitation of Contract Owner voting instructions, will be paid by JNAM. The Trust is not expected to bear any significant expenses in connection with the Meeting or the solicitation of proxies and voting instructions.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTIONS FORM IS REQUESTED.
A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Mark D. Nerud
President and Chief Executive Officer

Dated: January 29, 2016
Lansing, Michigan

Exhibit A

Investment Sub-Advisory Agreement Between Jackson National Asset Management, LLC and First Pacific Advisors, LLC

[to be updated]

Exhibit B

Investment Sub-Advisory Agreement Between Jackson National Asset Management, LLC and DoubleLine Capital LP

[to be updated]